Exhibit 99.1

For Immediate Release

GLOBECOMM REPORTS DISMISSAL OF LAWSUIT

HAUPPAUGE, N.Y., November 30, 2012 /BusinessWire/ — Globecomm Systems Inc. (NASDAQ: GCOM), a leading communications solutions provider, announced today that the lawsuit captioned Wenz et al. v. Globecomm Systems, Inc., et al. commenced in the New York State Supreme Court in Suffolk County on October 11, 2012, has been dismissed. The lawsuit alleged omissions by Globecomm in connection with certain items in a proxy statement issued by Globecomm for its annual meeting of stockholders held on November 15, 2012.

Plaintiffs withdrew their lawsuit after the Court, on November 14, 2012, completely denied plaintiffs’ motion for a temporary restraining order and a preliminary injunction.

David E. Hershberg, Globecomm’s Chairman and Chief Executive Officer, stated: “We are extremely pleased that this meritless lawsuit, which Globecomm vigorously opposed, has been disposed of in such a prompt fashion. Our shareholders would never have benefited financially from this case and, as the Court found, there was nothing improper with respect to Globecomm’s proxy statement. The Company will not knuckle under to attacks of this kind.”

Globecomm was represented in this case by Kramer Levin Naftalis & Frankel LLP of New York City and by Hamburger, Maxson, Yaffe, Knauer & McNally, LLP of Melville, New York.

About Globecomm Systems

Globecomm Systems Inc., (“we”, “our”, “us” or “Globecomm”), is a leading global communications solutions provider. Employing our expertise in emerging communication technologies, including satellite and other transport mediums, we are able to offer a comprehensive suite of system integration, system products, and network services enabling a complete end-to-end solution for our customers. We believe our integrated approach of in-house design and engineering expertise combined with a world-class global network and our 24 by 7 network operating centers provides us a unique competitive advantage. We focus this value proposition to selective vertical markets, including government, wireless, media, enterprise, and maritime. As a communications solutions provider we leverage our global network to provide customers managed access services to the United States Internet backbone, video content, the public switched telephone network or their corporate headquarters, or government offices. We currently have customers for which we are providing such services in the United States, Europe, South America, Africa, the Middle East, and Asia.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in Maryland, New Jersey, Virginia, the Netherlands, South Africa, Hong Kong, Germany, Singapore, the United Arab Emirates and Afghanistan.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this press release. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 10-K, including without limitation under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this press release.

For Globecomm Investor Relations information, please contact:

Matthew Byron

Senior Vice President, Corporate Office

631-457-1301

ir@globecommsystems.com

For Globecomm Public Relations information, please contact:

pr@globecommsystems.com

Company Information:

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 11788

Phone: 631-231-9800; Fax: 631-231-1557

Web: http://www.globecommsystems.com